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                                                                  Exhibit 10.702
                                                                  EXECUTION COPY

                         GOVERNANCE AGREEMENT dated as of November 20, 1994
                    (this "Agreement"), among CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), CIBA-GEIGY CORPORATION, a New York Corporation that is an indirect wholly owned subsidiary of Ciba ("C Corp"), and CHIRON CORPORATION, a Delaware corporation (the "Company").

               WHEREAS Ciba and the Company have determined to enter into a strategic partnership in the area of biotechnology under which the two companies will enter into various collaborations, the Company will remain an autonomous and entrepreneurial business and will continue to make acquisitions of businesses and technologies within its strategic mission and Ciba will make substantial investments in the Company so as to enhance its capabilities for growth and strategic success;

               WHEREAS Ciba, C Corp, CIBA Biotech Partnership, Inc., a Delaware corporation ("Holdings"), and the Company have entered into the Investment Agreement dated as of the date hereof (the "Investment Agreement");

               WHEREAS each of Ciba, C Corp, Holdings and the Company have each determined to engage in the transactions contemplated by the Investment Agreement pursuant to which transactions Ciba initially will own a minority of the then outstanding shares of Common Stock of the Company; and

               WHEREAS Ciba, C Corp and the Company desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company and certain terms and conditions concerning the acquisition and disposition of securities of the Company by Ciba and its Subsidiaries.

               NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of


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          which are hereby acknowledged, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

               SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               "ACQUISITION" means any acquisition of (i) any 10% or greater voting interest in any Person, (ii) the business of any Person or
          (iii) any assets of any Person comprising all or a Substantial Part of either such Person or the Company, in each case whether such acquisition be by merger, consolidation, the purchase of stock or assets or otherwise, but shall not include (a) any such acquisition of an equity interest in any Person primarily as part of the establishment of a technology collaboration with such Person so long as the value of the consideration for such equity is less than $20,000,000 and is paid in cash or (b) any such acquisition which in substance is the acquisition of intellectual property and not of a business or any operating assets of a business, so long as the consideration for such intellectual property does not include Equity Securities.

               "AFFILIATE" has the meaning assigned to such term in the Investment Agreement.

               "ANCILLARY AGREEMENTS" has the meaning assigned to such term in the Investment Agreement.

               "ASSOCIATE" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

               "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company except where the context requires otherwise.

               "BUYOUT TRANSACTION" means a tender offer, merger, sale of substantially all of the Company's assets or similar transaction involving Ciba or one of its Affiliates and the Company or the Unaffiliated Equity Holders that (1) offers each Unaffiliated Equity Holder the opportunity to dispose of all Equity Securities owned by such stockholder or otherwise provides for the acquisition of all (but not less than all) Equity Securities owned by such stockholder, in each case for consideration reflecting such stockholder's


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          proportionate share of the Third Party Sale Value Consideration and
          (2) for each class of Equity Securities, provides the same consideration for each security within such class.

               "CCD" means Ciba Corning Diagnostics Corp., a Delaware corporation.

               "CIBA'S PERCENTAGE INTEREST" means the percentage of Voting Power, determined on the basis of the number of shares of Voting Stock actually outstanding, that is controlled directly or indirectly by Ciba or any Subsidiary of Ciba (other than the Company and its Subsidiaries), including by beneficial ownership.

               "CLOSING" means the date shares of Common Stock are accepted for payment pursuant to the Offer.

               "COMMON STOCK" means the Common Stock of the Company, and any other capital stock of the Company that does not have a fixed, floating or formulaic right to the payment of dividends or of a preferential amount upon liquidation.

               "COMPANY" has the meaning set forth above.

               "DIRECTOR" means a member of the Board of Directors.

               "DISCRIMINATORY TRANSACTION" means any transaction or other corporate action (other than those imposed pursuant to the express terms of this Agreement and other than those imposed, without the happening of a contingency, on each other stockholder) which would
          (x) impose limitations on the legal rights of Ciba or any of its Affiliates or Associates as a stockholder of the Company, including, without limitation, any action which would impose restrictions based upon the size of security holding, nationality of a securityholder, the business in which a securityholder is engaged or other considerations applicable to Ciba and not to stockholders generally, (y) deny any benefit to Ciba or any of its Affiliates or Associates, proportionately as a holder of any class of Voting Stock, that is made available to other holders of any class of Voting Stock or (z) otherwise materially adversely discriminate against Ciba, its Affiliates or Associates as stockholders of the Company.

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                                                                               4

               "EFFECTIVENESS OF THE AGREEMENT" means the Closing.

               "EQUITY SECURITY" means (i) any Common Stock or other Voting Stock, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other Voting Stock or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other Voting Stock.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

               "EXECUTIVE OFFICER" has the meaning set forth in Section 2.12(c).

               "EXTRAORDINARY DIVIDEND" means (i) the first dividend paid by the Company with respect to its Common Stock (other than pro rata dividends paid solely in additional shares of Common Stock), (ii) if the Company has previously paid a cash dividend with respect to its Common Stock, the payment by the Company of a dividend with respect to its Common Stock (other than pro rata dividends paid solely in additional shares of Common Stock) if the per share amount of such dividend, when taken together with the aggregate per share amount of cash dividends paid by the Company within the preceding 12 months, exceeds 5% of the Company's net earnings per share (determined in accordance with GAAP) for such 12 month period or (iii) the payment by the Company of a dividend with respect to any capital stock other than Common Stock unless such dividend is required by the instrument creating such capital stock.

               "FAIR MARKET VALUE" means, as of any date of determination, (i) in the case of a security, the average of the closing sale prices of such security during the 10-day period immediately preceding such date of determination on the principal U.S. or foreign securities exchange on which such security is listed or, if such security is not listed or primarily traded on any such exchange, the average of the closing sale prices or the closing bid quotations of such security during the 10-day period preceding such date of determination on the Nasdaq National Market or any comparable system then in use or, if no such quotations are available, the fair market value of such security as of such date of determination as determined in good faith by a majority of the Independent Directors (or, in the case of


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          any securities payable as part of the Third Party Sale Value
          Consideration, by the arbitrator(s) pursuant to Section 4.01(d) to the extent applicable); and (ii) in the case of property other than cash or a security, the fair market value of such property on such date of determination as determined in good faith by a majority of Independent Directors.

               "FIRST STANDSTILL PERIOD" means the period beginning at the Effectiveness of this Agreement and terminating at the later to occur of (i) January 15, 2000, and (ii) the fifth anniversary of the Closing.

               "GAAP" means U.S. generally accepted accounting principles.

               "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (e) all guarantees by such Person of Indebtedness of others, (f) all obligations of such Person in respect to interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, in each case other than those entered into primarily as a hedge, and (g) all capital lease obligations of such Person.

               "INDEPENDENT DIRECTOR" means a Director of the Company (i) who is not and has never been an officer or employee of the Company, any Affiliate or Associate of the Company or of an entity that derived 5% or more of its revenues or earnings in its most recent fiscal year from transactions involving the Company or any Affiliate or Associate of the Company, (ii) who is not and has never been an officer, employee or director of Ciba (except for Mr. Henri Schramek, who shall be an Independent Director), any Affiliate or Associate of Ciba or of an entity that derived more than 5% of its revenues or earnings in its most recent fiscal year from transactions involving Ciba or any Affiliate or Associate of Ciba and (iii) who has no


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          affiliation, compensation, consulting or contracting arrangement with the Company, Ciba or their respective Affiliates or any other entity such that a reasonable person would regard such Director as likely to be unduly influenced by management of the Company or Ciba, respectively, but shall not include any Investor Director or Management Director.

               "INDEX DEBT" means the Company's senior, unsecured, noncredit-enhanced long-term indebtedness for borrowed money.

               "INVESTMENT AGREEMENT" has the meaning set forth above.

               "INVESTMENT GRADE" means a rating of at least Baa3 by Moody's or of at least BBB- by S&P. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and Ciba shall negotiate in good faith to amend the applicable reference to a specific rating in this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency.

               "INVESTOR DIRECTOR" means a Director who is designated for such position by Ciba in accordance with Section 2.01.

               "LEVEL I ACQUISITION" means any Acquisition by the Company or any of its Subsidiaries for which the sole consideration given by the Company and its Subsidiaries consists of cash and/or shares of Specified Equity Securities having an aggregate Fair Market Value not exceeding, when taken together with the Fair Market Value of the consideration given by the Company and its Subsidiaries (such value being determined as of the date of the giving of the relevant consideration) for all other Acquisitions by them being consummated simultaneously with such Acquisition or previously consummated during the same fiscal year of the Company during which such Acquisition is consummated, $125,000,000.

               "LEVEL II ACQUISITION" means any Acquisition by the Company or any of its Subsidiaries that is not a Level I Acquisition.


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               "LEVEL I STOCK ISSUANCE" means (i) during the five year period commencing with the Effectiveness of this Agreement, any Stock Issuance providing gross proceeds not exceeding (A) when taken together with the gross proceeds from all other Stock Issuances being consummated simultaneously with such issuance or previously consummated during such five year period (including Stock Issuances pursuant to the Subscription Agreement), $700,000,000, or (B) when taken together with the gross proceeds from all other Stock Issuances being consummated simultaneously with such issuance or previously consummated during such five year period (excluding Stock Issuances pursuant to the Subscription Agreement), $400,000,000 and (ii) during each subsequent five year period, any Stock Issuance providing gross proceeds not exceeding (A) when taken together with the gross proceeds from all other Stock Issuances being consummated simultaneously with such issuance or previously consummated during such five year period (including Stock Issuances pursuant to the Subscription Agreement), the aggregate of (1) $400,000,000 plus (2) if positive, the Subscription Amount (as defined in the Subscription Agreement) as of the commencement of such period less $200,000,000 or (B) when taken together with the gross proceeds from all other Stock Issuances being consummated simultaneously with such issuance or previously consummated during such five year period (excluding Stock Issuances pursuant to the Subscription Agreement), $400,000,000.

               "LEVEL II STOCK ISSUANCE" means any Stock Issuance that is not a Level I Stock Issuance.

               "MANAGEMENT DIRECTOR" means a Director who is also an employee of the Company or any other Director designated as such by the Nominating Committee in accordance with Section 2.01.

               "MARKET PURCHASE" means an acquisition of Equity Securities that is within the definition of "Rule 10b-18 Purchase" under Rule 10b-18 under the Exchange Act as in effect on the date hereof that satisfies the conditions of paragraph (b) of Rule 10b-18.

               "MEASUREMENT STANDARDS" means the measurement standards set and approved pursuant to Section 2.12.

               "MOODY'S" means Moody's Investor Service, Inc.


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               "NEW SECURITY" means any Equity Security issued by the Company after the Closing; PROVIDED that "New Security" shall not include (i) any securities issuable upon conversion of any convertible Equity Security, (ii) any securities issuable upon exercise of any option, warrant or other similar Equity Security or (iii) any securities issuable in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all stockholders of the Company on a proportionate basis.

               "NOMINATING COMMITTEE" shall mean the Nominating Committee of the Board of Directors as described in Section 2.03(b)(ii).

               "OFFER" has the meaning assigned to such term in the Investment Agreement.

               "OPERATING PLAN" means an operating plan of the Company and its Subsidiaries for any fiscal year and will include, at a minimum, an operating budget, a research and development budget, a capital expenditures budget, a financing plan and financial and operating performance goals for the Company (including sales and net profits and any appropriate qualitative objectives).

               "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

               "PRO RATA SHARE" means the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by Ciba and its Affiliates (other than the Company and its Subsidiaries) immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof, by and among Ciba, C Corp, Holdings and the Company.

               "SEC" means the Securities and Exchange Commission.


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               "SECOND STANDSTILL PERIOD" means the period commencing at the end of the First Standstill Period and terminating at the date that Ciba and its Affiliates become the beneficial owners of all outstanding shares of Equity Securities.

               "SECTION 16 OFFICERS" has the meaning assigned to such term in
          Section 2.03(b)(iv).

               "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

               "SIGNIFICANT SUBSIDIARY" has the meaning assigned to such term in the Investment Agreement.

               "S&P" means Standard & Poor's Corporation.

               "SPECIFIED EQUITY SECURITIES" means (i) any Common Stock, (ii) any nonvoting preferred stock (or any convertible preferred stock having voting rights on an as-converted basis) of the Company having a fixed, floating or formulaic dividend rate and a fixed liquidation preference, that does not participate in the financial results of the Company or any of its Subsidiaries or other business operations and the value of which is not derived from any other security or business operation and (iii) any debt securities of the Company convertible into any of the foregoing.

               "STANDSTILL PERIODS" means the First Standstill Period and the Second Standstill Period.

               "STOCK ISSUANCE" means any issuance of any Equity Securities or other capital stock (including any options, warrants or other rights with respect thereto) of the Company or any of its Subsidiaries, except (i) to a wholly owned Subsidiary of the Company or to the Company, as the case may be, (ii) as contemplated by the exception set forth in Section 2.04(b)(ii), and (iii) issuances of Specified Equity Securities in connection with (A) any Level I Acquisition and (B) to the extent approved in accordance with Section 2.04, any Level II Acquisition.

               "STRATEGIC PLAN" means the strategic plan of the Company and its Subsidiaries which sets forth the strategic direction for the Company and its Subsidiaries and their businesses (by strategic business units) for an open long


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          term horizon and for a period of three fiscal years in quantitative terms. While the specific items addressed in the Strategic Plan will depend upon the circumstances at the time of preparation, the parties expect the first Strategic Plan prepared after the Closing will be based generally on the items set forth in Annex A.

               "STRATEGIC PLANNING COMMITTEE" means the Strategic Planning Committee of the Board of Directors as described in Section 2.03(b)
          (iii).

               "STRATEGIC REVIEW" means a review and process that determines whether the Strategic Plan is still valid, reviews progress to date, updates key elements of the Strategic Plan, if deemed necessary, and proposes modifications in objectives and strategies if deemed necessary. It includes a review of (i) whether assumptions (including as to market factors, competition, regulation, patents, pipeline, etc.) are still valid; (ii) whether objectives are still realistic;
          (iii) whether strategies and programs are on track; (iv) whether resource assessments are still valid; and (v) an updated outlook (financial and nonfinancial) if material deviations are expected.

               "SUBSCRIPTION AGREEMENT" means the Subscription Agreement dated as of the date hereof among Ciba, C Corp, Holdings and the Company.

               "SUBSIDIARY" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

               A "SUBSTANTIAL PART" of any Person means, as of any date of determination, more than 10% of the Fair Market Value of the total assets of such Person and its Subsidiaries as of the end of such Person's most recent fiscal quarter ending prior to such date of determination.

               "SUPERMAJORITY VOTE OF THE BOARD" means approval by a majority of the entire Board of Directors, which majority includes a majority of all Investor Directors and a majority of all Independent Directors.

               "THIRD PARTY SALE VALUE" means the value that an unaffiliated third party would be expected (based on financial analyses generally used by investment bankers in the preparation of a fairness opinion for an acquisition transaction) to pay for all the Equity Securities of the



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          Company in an arm's-length transaction negotiated by a willing seller and a willing buyer.

                 "THIRD PARTY SALE VALUE CONSIDERATION" means consideration at least equal as of the relevant date to Third Party Sale Value.

               "TOTAL VOTING POWER" means the aggregate number of votes entitled to be voted in an election of Directors of the Company by all the outstanding Voting Stock.

               "UNAFFILIATED EQUITY HOLDERS" means holders of Equity Securities other than Ciba or any of its Affiliates.

               "VOTING POWER" means the ability to vote or to control, directly or indirectly, by proxy or otherwise the vote of any Voting Stock.

               "VOTING STOCK" means securities having the right to vote generally in any election of Directors of the Company.

               "13D GROUP" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof), to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

               SECTION 1.02. INTERPRETATION. The rules of interpretation set forth in Section 7.04 of the Investment Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.

                                      ARTICLE II

                                 CORPORATE GOVERNANCE

               SECTION 2.01. COMPOSITION OF THE BOARD OF DIRECTORS. Subject to this Article II, the fundamental policies and strategic direction of the Company shall be determined by its Board of Directors as provided in this


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          Article II. The composition of the Board of Directors and manner of selecting members thereof shall be as follows:

               (a) At and after the Effectiveness of this Agreement, the Board of Directors shall be comprised of 11 Directors. The number of such Directors may be increased only in accordance with Sections 2.01(g) and 2.04(a).

               (b) Immediately following the Effectiveness of this Agreement, the Company shall elect to its Board of Directors the three individuals notified prior to the Closing by Ciba to the Company, which individuals will include Dr. Alex Krauer (unless any such individual is unable or unwilling to serve, in which event the Company shall elect a substitute individual designated by Ciba prior to the Closing), each of whom is designated as an Investor Director by Ciba. The Company agrees to file with the SEC, and to transmit to all holders of record of Common Stock and other Voting Stock, the information referred to in Section 14(f) of the Exchange Act in connection with such election as and to the extent required by such
          Section 14(f). Each such individual (or if applicable such individual's substitute) shall be assigned to the class of the Board of Directors notified by Ciba to the Company prior to the Closing. Following the Effectiveness of this Agreement, the current Directors of the Company listed under the heading of "Management Directors" in
          Schedule 2.01 shall be deemed and continue to be Management Directors and the current Directors of the Company listed under the heading "Independent Directors" in Schedule 2.01 shall be deemed and continue to be Independent Directors, in each case until the expiration of the term of their respective elections (or any earlier termination, resignation or removal).

               (c) Except as otherwise provided herein, at all times from and after the Effectiveness of this Agreement, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board of Directors):

                    (i) the Nominating Committee shall nominate three Management
               Directors, two of whom shall be the two most senior executives of the Company;

                    (ii) Ciba shall have the right to designate three Investor
               Directors, each of whom shall be nominated by the Nominating Committee; and


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                    (iii) the Nominating Committee shall nominate the remaining
               Directors, each of whom (A) shall have an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company (in applying the foregoing criteria the Nominating Committee shall be guided by the quality of the individuals currently serving as directors of the Company and
               Ciba) and (B) shall be an Independent Director.

               (d) Notwithstanding anything in the foregoing paragraph (c) to the contrary, (i) at any time Ciba's Percentage Interest is less than 30% but at least 20%, the Directors shall be nominated as set forth in such paragraph (c) except Ciba shall have the right to designate for nomination two Investor Directors and (ii) at any time Ciba's Percentage Interest shall be less than 20%, the Directors shall be nominated as set forth in such paragraph (c) except Ciba shall have the right to designate for nomination one Investor Director.

               (e) In connection with each annual meeting of the stockholders of the Company, Ciba shall have the right to designate for nomination a number of nominees for Director that together with the persons designated for nomination by Ciba who are Directors in the classes not standing for election at such annual meeting equals the number of Investor Directors that Ciba is entitled to designate for nomination pursuant to this Section 2.01 as of the date of such annual meeting. Each person so designated shall be included in management's slate of nominees for such annual meeting.

               (f) Ciba and the Nominating Committee, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated in accordance with this Section 2.01 by Ciba or the Nominating Committee, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. Such replacement for any Independent Director shall also be an Independent Director conforming to the standard set forth in clause (A) of Section 2.01(c)(iii). The Board of Directors shall elect each person so designated.

               (g) Without limiting the generality of Section 2.01(c), in the event that at any time after the Effectiveness of this Agreement the number of Investor


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          Directors on the Board of Directors differs from the number that Ciba has the right (and wishes) to designate pursuant to this Section 2.01,
          (i) if the number of Investor Directors exceeds such number, Ciba shall promptly take all appropriate action to cause to resign that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.01 or (ii) if the number of Investor Directors otherwise is less than such number, the Company shall take all necessary action to create sufficient vacancies on the Board of the Company to permit Ciba to designate the full number of Investor Directors which it is entitled (and wishes) to designate pursuant to this Section 2.01 (such action to include expanding the size of the Board of Directors, seeking the resignation or removal of Directors or, at the request of Ciba, calling a special meeting of the shareholders of the Company for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence Ciba, shall designate the person to fill such vacancy in accordance with this Section 2.01 and the Board of Directors shall elect each person so designated.

               (h) Notwithstanding anything herein to the contrary, no individual who is an officer, director, partner or principal stockholder of any competitor of the Company or any of its Subsidiaries (other than Ciba and its Affiliates) or any competitor of Ciba or any of its Subsidiaries (other than the Company) shall serve as a Director without the unanimous consent of the Nominating Committee.

               SECTION 2.02. SOLICITATION AND VOTING OF SHARES. (a) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees selected in accordance with Section 2.01.

               (b) In any election of Directors or any meeting of the stockholders of the Company called expressly for the removal of Directors, so long as the Board of Directors includes (and will include after any such removal) the number of Investor Directors contemplated by Section 2.01, Ciba and its Affiliates shall be present for purposes of establishing a quorum and shall vote all their shares of Voting Stock (i) in favor of any nominee or Director selected in accordance with Section 2.01, (ii) in favor of removal of any Director as contemplated by Section 2.01(g)


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          and (iii) otherwise against the removal of any Director designated in accordance with Section 2.01. Subject to Section 2.08, in any other matter submitted to a vote of the stockholders of the Company, Ciba may vote any or all of its shares in its sole discretion unless such matter was approved by Ciba or a majority of the Investor Directors in accordance with Section 2.04 or 2.12, in which case Ciba and its Affiliates shall cast all their votes in favor of such matter.

               (c) Ciba agrees that it will, and will cause any of its Subsidiaries (other than the Company and its Subsidiaries) to, take all action as a stockholder of the Company or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

               SECTION 2.03. COMMITTEES. (a) Subject to the general oversight and authority of the full Board of Directors, the Board of Directors shall establish, empower and maintain the committees of the Board of Directors contemplated by this Section 2.03.

               (b) The following committees shall be established, empowered and maintained by the Board of Directors at all times during the term of this Agreement:

                    (i) an Audit Committee, consisting solely of Investor
               Directors and Independent Directors and a majority of whose members shall be Independent Directors;

                    (ii) a Nominating Committee, responsible, among other
               things, for recommending the nomination of Directors, all pursuant to Section 2.01, and comprised and conducting itself as follows:

                         (A) until the fifth anniversary of the Effectiveness of
                    this Agreement and thereafter if Ciba's Percentage Interest is less than 40%, the Nominating Committee shall be comprised of two Independent Directors, one Management Director and one Investor Director;

                         (B) on and after the fifth anniversary of the
                    Effectiveness of this Agreement, so long as Ciba's Percentage Interest is at least 40%, the Nominating Committee shall be composed of two

               Independent Directors, one Management Director and two Investor Directors;

                    (C) a majority of the Independent Directors shall designate the Independent Directors that serve on the Nominating Committee, the Chief Executive Officer of the Company shall designate the Management Director that serves on the Nominating Committee and a majority of the Investor Directors shall designate the Investor Directors that serve on the Nominating Committee;

                    (D) a quorum of the Nominating Committee required for any
               action thereby shall require the attendance of each member thereof who is an Independent Director or an Investor Director; and

                    (E) the Nominating Committee shall act by majority vote of the entire Nominating Committee; PROVIDED, HOWEVER, that (1) on and after the fifth anniversary of the Effectiveness of this Agreement, so long as Ciba's Percentage Interest is at least 40%, the Management Director member of the Nominating Committee cannot vote to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand, and (2) in addition on and after the eleventh anniversary of the Effectiveness of this Agreement, so long as Ciba's Percentage Interest is at least 49%, the Investor Director members shall have a deciding vote (meaning that, with respect to any motion before the committee, if the two Investor Director members vote one way and the two Independent Director members vote the other way, the vote of the Investor Directors will control) to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand;

               (iii) a Strategic Planning Committee, coming into existence and having the responsibilities as set forth in Section 2.12 and comprised and conducting itself as follows:

                    (a) the Strategic Planning Committee shall be comprised of the three Investor Directors, three Independent Directors (who shall be designated by a majority of the Independent Directors) and one Management Director (who shall be designated by a majority of the Management Directors); and

                    (b) a quorum of the Strategic Planning Committee required
               for any action thereby shall require the attendance of each member thereof, and the Strategic Planning Committee shall act by majority vote of the entire Strategic Planning Committee; PROVIDED, HOWEVER, that the Management Director member of the Strategic Planning Committee cannot vote to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand.

               (iv) a Compensation Committee, responsible, among other things, for recommending to the Board of Directors, for approval by a majority of the Board of Directors (subject to Sections 2.04 and 2.12), (a) the adoption and amendment of all employee benefit plans and arrangements,
          (b) the engagement of, terms of any employment agreements and arrangements with and termination of all persons designated as by the Company as "officers" for purposes of Section 16 of the Exchange Act ("Section 16 Officers"), (c) the policies, limitations and procedures under which the Stock Option Plan Administration Committee shall operate and (d) the granting under the Company's employee benefit plans of stock options and other equity rights to Section 16 Officers, and consisting solely of Investor Directors and Independent Directors who constitute disinterested persons (as such term is defined in Rule 16b-3(d) under the Exchange Act) and a majority of whose members shall be Independent Directors;

               (v) a Stock Option Plan Administration Committee, responsible, among other things, for (A) recommending to the Board of Directors, for approval by a majority of the Board of Directors, subject to Sections 2.04 and 2.12, the adoption and amendment of all stock option plans of the Company and (B) the administration of such plans (including, subject to Sections 2.04 and 2.12, the approval of all grants under the Company's employee benefit plans of stock options and other equity rights to all persons other than those persons for whom such grants are required to be approved by the Compensation Committee pursuant to paragraph (iv) above), and

          (unless the composition of the committee is otherwise changed in a manner consistent with this Agreement by the Board of Directors) consisting solely of two Management Directors; and

               (vi) such other committees as the Board of Directors deems necessary or desirable; PROVIDED that such committees are established in compliance with the terms of this Agreement.

               (c) Except as otherwise provided in this Agreement or as agreed by a majority of the Investor Directors, the number of Investor Directors on each committee of the Board of Directors shall be the same proportion of the total membership of such committee as the number of Investor Directors, as the case may be, is of the entire Board of Directors.

               (d) No action by any committee of the Board of Directors shall be valid unless taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of such other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. The Board of Directors or the remaining committee members shall designate an Investor Director, Independent Director or Management Director to replace any absent or disqualified Investor Director member, Independent Director member or Management Director member, respectively, of any committee. In the event that any Investor Director or Independent Director ceases to serve on any committee of the Board of Directors and, after a reasonable time, no successor to such Director is designated in accordance with the terms hereof to serve on such committee, the number of members of such committee may be reduced if such reduction does not (and no such reduction is intended to) result in a change of the relative authorities within such committee among the Investor Directors (taken as a group), the Independent Directors (taken as a group) and the Management Director. Each of the committees established by the Board of Directors pursuant to this Section 2.03 shall establish such other rules and procedures for its operation and governance (consistent with the terms of this Agreement) as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

               SECTION 2.04. APPROVAL REQUIRED FOR CERTAIN ACTIONS. (a) So long as Ciba's Percentage Interest is at least 40%, the approval of Ciba shall be required for the Company or any of its Subsidiaries to do or effect any of the following:

                 (i) the entry by the Company or any of its Subsidiaries into any Discriminatory Transaction;

                (ii) a Level II Stock Issuance;

               (iii) a reclassification, combination, split, subdivision or redemption, purchase or other acquisition, directly or indirectly, of any debt or equity securities or other capital stock of the Company;

                (iv) any amendment to the Certificate of Incorporation of the Company or, subject to Section 2.01, any change in the size or composition of the Board of Directors or any committee thereof;

                 (v) any amendment to the By-laws of the Company; PROVIDED that Ciba's approval to any such amendment voted on by the Board of Directors and approved by a majority of Investor Directors will be deemed to have been given unless prior to the Board of Directors' vote on such amendment Ciba notifies the Company of its disapproval thereof;

                (vi) any incurrence, assumption or issuance by the Company or any of its Subsidiaries of Indebtedness (other than any Indebtedness of CCD assumed at the Closing and any refinancings thereof to the extent such refinancings do not increase the aggregate outstanding principal amount thereof) that, when aggregated with the principal amount of all then outstanding Indebtedness of the Company and its Subsidiaries incurred, assumed or issued after the date of this Agreement (other than any Indebtedness of CCD assumed at the Closing and any refinancings thereof to the extent such refinancings do not increase the aggregate outstanding principal amount thereof), exceeds $460,000,000 if such incurrence, assumption or issuance (A) might reasonably be expected to result in the Index Debt being rated less than

          Investment Grade by Moody's or S&P or (B) occurs at a time when the Index Debt is rated less than Investment Grade by Moody's or S&P;

                (vii) the adoption or implementation of any takeover defense measures (except against Persons other than Ciba and its Affiliates), including the institution, amendment or redemption by the Company or any of its Subsidiaries of any stockholder rights plan or similar plan or device, or any change of control matters (including change of control provisions in future collaborations that could have a material adverse effect on the value of Ciba's holdings in the Company if Ciba were to increase its ownership interest in the Company);

               (viii) any transaction involving or any action by the Company or any Subsidiary (a) leading to a circumstance in which any Person or 13D Group (other than Ciba and/or its Affiliates) shall beneficially own or control Equity Securities representing a percentage of Total Voting Power, or any equity interest in the Company or its successor, greater than 15% or (b) requiring the approval or participation of holders of a majority of the Voting Stock or Equity Securities;

                 (ix) any Level II Acquisition;

                  (x) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise by the Company or any of its Subsidiaries (in one transaction or a series of related transactions) of all of the business or assets of the Company and its Subsidiaries taken as a whole or of any part thereof constituting a Substantial Part of the Company;

                 (xi) any change in the Company's fiscal year;

                (xii) any change in the strategic mission of the Company and its Subsidiaries from that of being a technology-driven health care company; or

               (xiii) the dissolution of the Company or any Significant Subsidiary thereof; the adoption of a plan of liquidation of the Company or any Significant Subsidiary thereof; or any action by the Company or any Significant Subsidiary thereof to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Significant Subsidiary thereof, or seeking to adjudicate the Company or any Significant Subsidiary thereof a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Company or any Significant Subsidiary thereof or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Significant Subsidiary thereof, or for all or any Substantial Part of the assets of the Company or any Significant Subsidiary thereof, or making a general assignment for the benefit of the creditors of the Company or any Significant Subsidiary thereof.

               (b) So long as Ciba's Percentage Interest is at least 40%, the approval of a majority of the Investor Directors shall be required for the Board of Directors to approve or authorize, and for the Company or any of its Subsidiaries to do, any of the following:

                (i) the declaration or payment by the Company of any Extraordinary Dividend;

               (ii) the issuance of any Equity Securities or other capital stock (or any options, warrants or rights with respect thereto) of the Company or any of its Subsidiaries to any of their directors, officers or other employees as compensation (pursuant to any plan or otherwise), except the issuance of Common Stock or options for the purchase thereof (A) pursuant to any employee compensation plan in existence at the Closing as long as the number of shares issued or issuable at any time pursuant to grants in any year (other than grants described in the following clause (B) or (C)) (1) does not exceed the lesser of 4% of the number of shares of Common Stock outstanding at the beginning of such year and 1,750,000 and (2) are issued for a price (or, in the case of options, having an exercise price) at least equal to fair market value (as defined in such plan), (B) as contemplated by Section 5.14(f) of the Investment Agreement or (C) to officers or other employees of the CCD component of the Company's diagnostics business during the three year period commencing with the Closing in amounts consistent with amounts granted to comparable employees of the Company;

               (iii) (A) during the five year period commencing with the Closing, (1) any changes to any employment agreement (or related arrangements) entered into between the Company and C. William Zadel as contemplated by the Investment Agreement and (2) any disposition (in one transaction or a series of related transactions) of all of the business or assets of CCD or 25% or more thereof and (B) during the one year period commencing with the Closing, any removal, termination (including constructive termination) or replacement of him as chief operating officer of the business of CCD (other than for cause);

                (iv) any amendment to the By-laws of the Company;

                 (v) in connection with any Acquisition by the Company or any of its Subsidiaries, the giving of any consideration by the Company or any of its Subsidiaries other than cash, shares of Specified Equity Securities or, to the extent any other required approval pursuant to
          Section 2.04 has been obtained, any assets of the Company or any of its Subsidiaries;

                (vi) subject to any other approval required under this Section 2.04, the issuance of any security of the Company or any Subsidiary other than Specified Equity Securities; or

               (vii) the establishment of any committee of the Board of Directors other than as provided in Section 2.03(b)(i) through (v).

               (c) With respect to any Acquisitions or Stock Issuances consummated by the Company or any of its Subsidiaries between the fifth and tenth anniversaries of the Effectiveness of this Agreement (and for each subsequent five year period), Ciba and the Company shall negotiate in good faith prior to the beginning of such period regarding whether the $125,000,000 limit in the definition of Level I Acquisition or the $400,000,000 limits in the definition of Level I Stock Issuance should be revised; PROVIDED that, absent any mutual written agreement among the parties hereto, such limits shall continue unchanged during such periods.

               SECTION 2.05. MATERIAL TRANSACTIONS WITH CIBA. The Company shall not enter into any contract, agreement or transaction, with Ciba or any of its Affiliates after the Closing described in Item 404 of Regulation S-K promulgated by the SEC unless a majority of the Independent Directors or holders of a majority of the Voting Power of the Voting Stock which is held by Unaffiliated Equity Holders approve such contract, agreement or transaction; PROVIDED, HOWEVER, that the restrictions contained in this
     Section 2.05 shall not apply to any contract, agreement or transaction that is expressly contemplated by the Investment Agreement, this Agreement or any other Ancillary Agreement.

               SECTION 2.06. ENFORCEMENT OF THIS AGREEMENT. A majority of the Independent Directors shall have full and complete authority on behalf of the Company to enforce the terms of this Agreement.

               SECTION 2.07. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company and Ciba shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-laws are not at any time inconsistent with the provisions of this Agreement. Not later than the Effectiveness of this Agreement, the Board of Directors shall amend the Company's By-laws to reflect the provisions of Sections 2.04, 2.10, 2.11 and 2.12. At Ciba's request the Board of Directors shall adopt (and if necessary submit and recommend for approval by stockholders) other amendments to the Company's Certificate of Incorporation or By-laws reasonably necessary to implement the provisions of this Agreement.

               SECTION 2.08. ADVISORS. The Independent Directors shall be entitled to retain, at the cost and expense of the Company, the services of an investment banking firm of national reputation of their choice and one law firm of their choice to advise them in their capacity as Independent Directors with respect to any matter on which the Independent Directors, as a group, are required or permitted to act hereunder.

               SECTION 2.09. NOMINATION TO CIBA BOARD OF DIRECTORS. Unless otherwise prohibited by applicable law and unless he is unwilling or unable to serve, at the first opportunity available under Ciba's standard operating procedures after the Effectiveness of this Agreement, Ciba shall nominate Dr. William J. Rutter for election to its Board of Directors and shall renominate Dr. Rutter to its

     Board of Directors at the conclusion of any term during which Dr. Rutter shall serve as a director of Ciba for so long as Dr. Rutter shall remain the Chairman of the Board of Directors or the principal executive officer of the Company.

               SECTION 2.10. STRATEGIC PLANNING PROCESS. (a) Management of the Company shall prepare and propose to the Board of Directors a three year Strategic Plan, beginning with the period 1996-1998. The Strategic Plan for 1996-1998 will be proposed to the Board of Directors within six months of the Closing, and a Strategic Plan for each subsequent period will be proposed not later than two months before the beginning of the first fiscal year covered by such Plan. The goals of each Strategic Plan shall be aggressive but reasonable and achievable. In connection with the preparation of each Strategic Plan, management of the Company shall confer on a reasonable basis with the Investor Directors.

               (b) From time to time at the request of management of the Company, and at least once a year during the second and third fiscal years of a Strategic Plan and prior to the budgeting process for the following year, management of the Company will hold a Strategic Review with the Board of Directors and, in light of such review, management, or any three Directors, may propose to the Board of Directors revisions or updates to the Strategic Plan in light of changed circumstances.

               (c) The entire Board of Directors shall consider and vote upon any proposed new Strategic Plan or any revisions or updates to an existing Strategic Plan, and approval of such matters will require a Supermajority Vote of the Board.

               SECTION 2.11. OPERATING PLANNING PROCESSES. (a) The management of the Company will, on an annual basis, prepare and recommend to the Board of Directors an Operating Plan for each fiscal year that is consistent with the then applicable Strategic Plan. Management will submit an Operating Plan for each fiscal year not later than one month before the beginning of such fiscal year. The financial and operating performance goals in each Operating Plan shall be aggressive but reasonable and achievable and the budgets shall be reasonably designed to achieve such goals.

               (b) The Operating Plan will be subject to the approval of the Board of Directors. At any time after fiscal year 1995 that there is not in effect a Strategic Plan covering the current year adopted by the Board of Directors in accordance with Section 2.10, approval of an Operating Plan will require a Supermajority Vote of the Board and, except as set forth in Section 2.12, at all other times approval of an Operating Plan will be by majority vote of the Board of Directors.

               SECTION 2.12. MEASUREMENT STANDARDS. (a) In connection with its review and approval of the Operating Plan for each fiscal year, the Board of Directors also shall set and approve Measurement Standards for that fiscal year. The Measurement Standards will be set with a view such that failure to meet such Measurement Standards taken as a whole (and taking into account, to the extent the Directors judge to be appropriate, any qualitative standards included in such goals) would represent an unreasonably low rate of accretion in the overall valuation of the Company compared to the expectations underlying the then effective Strategic Plan; it being understood that the annual rate of accretion should not be less than 7% in the absence of unusual circumstances (but may be considerably more). While the Measurement Standards will be derived from the financial and operating performance goals in the applicable Operating Plan and Strategic Plan, if, as anticipated, the goals of those Plans are aggressive (but reasonable and achievable), the Measurement Standards would be expected to be significantly lower than those goals. If during a fiscal year, events for which management should not reasonably be held accountable or which management would not reasonably be expected to anticipate occur that significantly adversely impact the Company's ability to fulfill applicable Measurement Standards, the Directors shall in good faith discuss whether revisions to the Measurement Standards are appropriate. Approved Measurement Standards shall not change, however, without further action of the Board of Directors under the next paragraph.

               (b) The entire Board of Directors shall consider and vote upon the establishment or revision of Measurement Standards, and approval of such matters will require a Supermajority Vote of the Board.

               (c) In the event Measurement Standards for any fiscal year commencing with 1996 have not been approved by the beginning of such fiscal year, then until Measurement Standards for such fiscal year are approved pursuant to this Section 2.12, the Company shall not take any of the following actions unless approved by a Supermajority Vote of the Board:

                 (i) the granting of stock options and other equity rights to any Section 16 Officers;

                (ii) increasing compensation of any officer included in the compensation table of the Company's most recent annual proxy statement (or who would be included in the compensation table of the Company's next annual proxy statement) (an "Executive Officer");

               (iii) initiating any new collaboration or entering into any new material licenses of technology with any entity, including Ciba; or

                (iv) initiating new material capital projects.

               (d) The Strategic Planning Committee will function from time to time from and after the first day immediately following any fiscal year for which the Company shall have failed to meet the applicable Measurement Standards and will continue to function until the Measurement Standards for a subsequent full fiscal year are fulfilled. The Strategic Planning Committee will prepare and recommend to the entire Board of Directors a remedial plan to restore the Company to compliance with applicable Measurement Standards. In addition, during such period the Company shall not take any of the following actions unless approved by a Supermajority Vote of the Board:

                 (i) approving the remedial plan proposed by the Strategic Planning Committee;

                (ii) approving the Operating Plan proposed pursuant to Section 2.11(a); or

               (iii) setting the form and amount of compensation of any Executive Officer (on which matter the Management Directors shall not vote).

               (e) In the event the Company fails to meet the Measurement Standards for two consecutive fiscal years, then thereafter until the Measurement Standards for a subsequent full fiscal year are fulfilled, in addition to the responsibilities of the Strategic Planning Committee set forth in paragraph (d) above, the Strategic Planning Committee shall have the delegated power of the Board of

     Directors to set the compensation and terminate the employment of the Executive Officers. In addition, during such period the Company shall not take any of the following actions unless approved by a Supermajority Vote of the Board (and by any vote required pursuant to Section 2.04):

                 (i) all matters requiring approval by a Supermajority Vote of the Board pursuant to paragraph (d) above;

                (ii) hiring of any Executive Officers (on which matter the Management Directors shall not vote);

               (iii) issuance of any Equity Security (other than (A) stock options consistent with past practice (other than to Section 16 Officers) and (B) pursuant to exercise of a warrant or option or conversion of a convertible security, in each case that is outstanding at the beginning of such period);

                (iv) incurrence or issuance of any Indebtedness by the Company or any of its Subsidiaries other than in the ordinary course of business; or

                 (v) initiation of any material Acquisition by the Company or any of its Subsidiaries.

                                     ARTICLE III

                          EQUITY PURCHASES FROM THE COMPANY

               SECTION 3.01. SUBSCRIPTION RIGHTS. So long as Ciba has the right to designate any Investor Directors pursuant to Section 2.01, if the Board of Directors shall authorize the issuance of New Securities to any Person (other than (i) any New Securities issued to officers, employees or directors of the Company or any of its Subsidiaries pursuant to any employee stock offering, plan or arrangement in compliance with Section 2.04(b) and (ii) Ciba or its Affiliates (other than the Subsidiaries of the Company)), then, prior to each such issuance of New Securities, the Company shall offer to Ciba a Pro Rata Share of such New Securities. Any offer of New Securities made to Ciba under this Section 3.01 shall be made by notice in writing (the "Subscription Notice") at least 5 days prior to the date on which the meeting of the Board of Directors is held to authorize the issuance of such New Securities. The

     Subscription Notice shall set forth (i) the number of New Securities proposed to be issued to Persons other than Ciba and the terms of such New Securities, (ii) the consideration (or manner of determining the consideration by reference to the market price), if any, for which such New Securities are proposed to be issued and the terms of payment, (iii) the number of New Securities offered to Ciba in compliance with the provisions of this Section 3.01 and (iv) the proposed date of issuance of such New Securities. Not later than 20 days after such Board of Directors meeting authorizing such issuance is held, Ciba shall notify the Company in writing whether it elects to purchase all or any portion of the New Securities offered to Ciba pursuant to the Subscription Notice. If Ciba shall elect to purchase any such New Securities, the New Securities which it shall have elected to purchase shall be issued and sold to Ciba by the Company at the same time and on the same terms and conditions as the New Securities are issued and sold to third parties (except that, if such New Securities are issued for consideration other than cash, Ciba shall pay the Fair Market Value thereof). If, for any reason, the issuance of New Securities to third parties is not consummated, Ciba's right to its Pro Rata Share of such issuance shall lapse, subject to Ciba's ongoing subscription right with respect to issuances of New Securities at later dates or times.

               SECTION 3.02. ISSUANCE AND DELIVERY OF NEW SECURITIES AND VOTING STOCK. The Company represents and covenants to Ciba that (i) upon issuance all of the shares of New Securities sold to Ciba pursuant to this Article III shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for quotation on the NASDAQ National Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance and (ii) upon delivery of such shares, they shall be free and clear of all claims, liens, encumbrances, security interests and charges of any nature and shall not be subject to any preemptive right of any Shareholder of the Company. If at the time of issuance of any shares of Common Stock pursuant to this Article III, the Company shall not have redeemed the Rights (as defined in the Rights Agreement dated as of August 29, 1994, between the Company and Continental Stock
     Transfer and Trust Company, as Rights Agent), then each share of Common Stock issued pursuant hereto shall have attached to it Rights or new rights with terms substantially the same as, and at least as favorable to Ciba as, are provided under the Rights. Each share issued or delivered by the Company hereunder shall bear the legend set forth in Section 3.02(d) of the Investment Agreement.

                                      ARTICLE IV

               LIMITATIONS ON PURCHASES OF ADDITIONAL EQUITY SECURITIES

               SECTION 4.01. PURCHASES OF EQUITY SECURITIES. (a) During the First Standstill Period, Ciba shall not, directly or indirectly, purchase or otherwise acquire any Equity Securities from any Person other than the Company unless (i) such acquisition is a Market Purchase and (ii) immediately after such purchase or acquisition, Ciba's Percentage Interest would not exceed the greatest of (A) 49.9%, (B) the highest Ciba's Percentage Interest resulting from any acquisition by Ciba or its Affiliates of Equity Securities that has been approved pursuant to paragraph (c) below and (C) the highest Ciba's Percentage Interest immediately following any action by the Company (including a purchase by the Company of outstanding Equity Securities or a sale of Equity Securities to Ciba or its Affiliates by the Company) that increases Ciba's Percentage Interest.

               (b) Subject to Section 4.01(d), during the Second Standstill Period, Ciba shall not, directly or indirectly, purchase or otherwise acquire any Equity Securities from any Person other than the Company unless
     (i) such acquisition is a Market Purchase and (ii) immediately after such purchase or acquisition, Ciba's Percentage Interest would not exceed the greatest of (A) 55%, (B) the highest Ciba's Percentage Interest resulting from any acquisition by Ciba or its Affiliates of Equity Securities that has been approved pursuant to paragraph (c) below and (C) the highest Ciba's Percentage Interest immediately following any action by the Company (including a purchase by the Company of outstanding Equity Securities or a sale of Equity Securities to Ciba or its Affiliates by the Company) that increases Ciba's Percentage Interest.

               (c) Except with respect to a Buyout Transaction, which shall be governed by paragraph (d) below, any purchase or other acquisition of Equity Securities by Ciba or its Affiliates (other than the Company and its Subsidiaries) from any Person other than the Company not permitted by Section 4.01(a) or
     (b) shall require the approval of a majority of the Independent Directors acting solely in the interest of the Unaffiliated Equity Holders and in granting such approval the Independent Directors, unless a majority of them decide otherwise, will require a purchase price for such Equity Securities in connection therewith reflecting a proportionate share of then prevailing Third Party Sale Value; PROVIDED that no such purchase shall increase Ciba's Percentage Interest above 79.9%.

               (d) Ciba may propose and consummate a Buyout Transaction at any time after the sixth anniversary of the Closing (or, if the provisions of Section 2.12(e) are in effect on the fifth anniversary of the Closing or come into effect during any fiscal year that begins after the fifth anniversary of the Closing, at any time thereafter) and then only in accordance with the following procedures:

                 (i) If Ciba is able to obtain the approval of a majority of the Independent Directors for a proposed Buyout Transaction, Ciba may proceed with such Buyout Transaction (in which event nothing in this Agreement shall prevent or impede such Buyout Transaction from proceeding or being consummated and the Company will take all action reasonably necessary to allow such transaction to proceed in accordance with the provisions hereof).

                (ii) If Ciba is not able to obtain the approval of a majority of the Independent Directors for a proposed Buyout Transaction within four months after such Buyout Transaction is first proposed to the Directors of the Company, Ciba may either (a) withdraw such proposal (in which case Ciba may not again propose a Buyout Transaction for a period of one year after such withdrawal) or (b) request arbitration of the amount of the Third Party Sale Value pursuant to paragraph
          (iii) below; PROVIDED that, unless the provisions of Section 2.12(e) shall be in effect, a majority of the Independent Directors shall have the right (the "Postponement Right"), exercisable on only one occasion and within 14 days of Ciba's request for arbitration, to postpone such arbitration for a period of up to one year from the date of Ciba's request therefor, and if the Independent Directors shall so postpone the arbitration, Ciba shall either (1) withdraw its proposal for a Buyout Transaction, in which case Ciba may not again propose a Buyout Transaction for a period of one year, or (2) accept such postponement.

               (iii) Within 15 days of such arbitration request (or, if the Independent Directors shall have duly exercised the Postponement Right and Ciba shall have accepted such postponement pursuant to paragraph
          (ii) above, within 15 days of the first anniversary of such request), Ciba and the Company shall appoint an independent appraiser (which shall be an internationally recognized investment bank) mutually satisfactory to them that shall determine the aggregate Third Party Sale Value for each class of Equity Securities with respect to the proposed Buyout Transaction. If Ciba and the Company are unable to agree on a mutually acceptable appraiser within such 15-day period, such Third Party Sale Value shall be determined by a panel of three independent appraisers (which shall be internationally recognized investment banks), one of whom shall be appointed by Ciba, another by the Company and the third of whom shall be appointed by the other two appraisers or, if such two appraisers are unable to agree on a third appraiser within seven days after the appointment of the second of them, by the American Arbitration Association (or its successor); PROVIDED, HOWEVER, that if Ciba or the Company shall not have appointed its appraiser within 30 days after a request by Ciba for arbitration of the amount of the Third Party Sale Value, the determination of the Third Party Sale Value shall be made solely by the appraiser selected by the other party. Ciba and the Company may each submit to the appraiser (or, if applicable, the appraisers) their respective positions on the Third Party Sale Value (as a whole, and not on an Equity Security class by class basis) and may also submit written and oral presentations to support their respective positions. The appraiser or appraisers shall determine the aggregate amount of the Third Party Sale Value (and, if applicable, the Fair Market Value on the date of such determination of any securities payable as part of the Third Party Sale Value Consideration). If necessary, the appraiser or appraisers shall also allocate such aggregate Third Party Sale Value among the classes of Equity Securities. The appraiser or appraisers shall be directed to make their determination within thirty calendar days of appointment and such determination, when made, shall be final and binding with respect to the proposed Buyout Transaction.

               (iv) Within ten business days after the appropriate Third Party Sale Value is determined pursuant to the procedures set forth in paragraph (iii) above, Ciba shall elect (a) to proceed with a Buyout Transaction offering such Third Party Sale Value Consideration payable in cash and/or marketable securities (in which event nothing in this Agreement shall prevent or impede such Buyout Transaction from proceeding or being consummated and the Company will take all action reasonably necessary to allow such transaction to proceed in accordance with the provisions hereof) or (b) to withdraw its proposal for a Buyout Transaction (in which event Ciba may not again propose a Buyout Transaction for a period of one year after such withdrawal); PROVIDED, HOWEVER, that Ciba shall have the right to elect to withdraw its proposal for a Buyout Transaction pursuant to the foregoing clause
          (b) on only one occasion (it being understood that a withdrawal pursuant to the proviso to clause (b) of paragraph (ii) above shall not count as such a withdrawn proposal).

               (v) In the event that a single appraiser is appointed under paragraph (iii) above, the fees and expenses of such appraiser shall be divided equally between Ciba and the Company. In the event that more than a single appraiser is appointed, the fees and expenses of the appraiser appointed by Ciba shall be paid by Ciba, the fees and expenses of the appraiser appointed by the Company shall be paid by the Company and the fees and expenses of the third appraiser shall be divided equally between Ciba and the Company.

               SECTION 4.02. ADDITIONAL LIMITATIONS. During the Standstill Periods, Ciba shall not, and shall not permit its Subsidiaries to:

               (a) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any stockholder proposal; or

               (b) deposit any shares of Voting Stock into a voting trust or subject any shares of Voting Stock to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in or otherwise encourage the formation of a 13D Group with respect to any shares of Common Stock.


                                      ARTICLE V

                               TRANSFER OF COMMON STOCK

               SECTION 5.01. TRANSFER OF COMMON STOCK. (a) During the Standstill Periods, Ciba will not, and will not permit any wholly owned Subsidiary of Ciba to, directly or indirectly, sell, transfer or otherwise dispose of any shares of Common Stock except (i) pursuant to a registered underwritten public offering in accordance with the Registration Rights Agreement, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 promulgated under the Securities Act (regardless of whether such limitations are applicable) and (iii) to any directly or indirectly wholly owned Subsidiary of Ciba.

               (b) During the Standstill Periods, Ciba will not, and will not permit any wholly owned Subsidiary of Ciba to, directly or indirectly, sell, transfer or otherwise dispose of any interest in any shares of Common Stock to any purchaser or group (within the meaning of Section 13(d)(3) of the Exchange Act) of purchasers, if, after giving effect to such sale, such purchaser or group of purchasers would, to Ciba's knowledge, own, or have the right to acquire, 5% or more of the then outstanding shares of Common Stock.

               (c) During the Standstill Periods, Ciba shall not sell, transfer or otherwise dispose of any of the capital stock of any wholly owned Subsidiary of Ciba that owns shares of Common Stock, except to another wholly owned Subsidiary of Ciba.

               (d) Purported transfers of shares of Common Stock that are not in compliance with this Article V shall be of no force or effect.

                                      ARTICLE VI

                                    MISCELLANEOUS

               SECTION 6.01. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
     Section 6.01) specified in Section 7.02 of the Investment Agreement.

               SECTION 6.02. AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Independent Directors or, in the case of an amendment to or waiver of the provisions of
     Article IV, without the approval of 100% of the Independent Directors (except for amendments or waivers of the provisions of Article IV that are administrative in nature and that do not materially adversely affect the rights of the Unaffiliated Equity Holders, which amendments and waivers shall only require the approval of a majority of the Independent Directors).

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 6.03. SEVERABILITY. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

               SECTION 6.04. ENTIRE AGREEMENT; ASSIGNMENT. (a) The Investment Agreement, this Agreement, the Registration Rights Agreement, the other Ancillary Agreements and the agreements contemplated hereby and thereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

               (b) None of the parties to this Agreement shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that Ciba and C Corp may assign all or any of their rights and obligations hereunder to any wholly owned (directly or indirectly) Subsidiary of Ciba that agrees in writing to be bound by the provisions hereof; PROVIDED that no such assignment shall relieve Ciba or C Corp of their obligations hereunder.

               SECTION 6.05. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

          SECTION 6.06. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that immediate irreparable damages for which there is no adequate remedy at law would occur in the event that any provision of this Agreement is not performed in accordance with the specific terms hereof or is otherwise breached. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Agreement, the nonbreaching party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

               SECTION 6.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court.

               SECTION 6.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

               SECTION 6.09. EFFECTIVENESS; TERMINATION. This Agreement shall become effective upon the Effectiveness of this Agreement. This Agreement shall terminate at such time (i) that the Investment Agreement is terminated in accordance with its terms, (ii) after the Effectiveness of this Agreement that Ciba and its Affiliates beneficially own Voting Stock representing 100% or less than 10% of the then applicable Total Voting Power or (iii) that any Person or 13D Group beneficially owns or controls Voting Stock representing more than 50% of the Total Voting Power; PROVIDED, HOWEVER, that, in the event that this Agreement shall terminate under clause (ii) because Ciba's ownership is less than 10%, Article IV shall survive such termination for a period of three years from the date of such termination.

               SECTION 6.10. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

               SECTION 6.11. FINANCIAL STATEMENTS. (a) From and after the Effectiveness of this Agreement, the Company shall furnish to Ciba:

                 (i) within 65 days after the end of each fiscal year, its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by KPMG Peat Marwick or other independent public accountants of recognized international standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied; and

                (ii) within 35 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the senior financial officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

               (b) At the request of Ciba, at such time as Ciba is required to include the financial results of the Company in Ciba's financial statements, the Company shall cooperate with and assist Ciba in the translation of the financial statements referred to in paragraph (a) above in order to conform such financial statements to international accounting standards.

               SECTION 6.12. BUSINESS OPPORTUNITIES. Except as otherwise provided in this Agreement, the Ancillary Agreements or otherwise pursuant to a written agreement among the parties, (i) neither Ciba nor any of its Subsidiaries or Affiliates (other than the Company and its

     Subsidiaries), on the one hand, nor Chiron or any of its Subsidiaries or Affiliates (other than, if applicable, Ciba and its Subsidiaries), on the other hand (each such group referred to in this Section 6.12 as a "party"), shall have any obligation to provide to or share with the other any of such party's corporate opportunities, (ii) each party shall have the right to pursue its own corporate opportunities and shall not be restricted from competing directly or indirectly with the other and (iii) each party shall have the right to pursue any corporate opportunities jointly created or developed by the parties or which otherwise become known to either of them (other than any such opportunity specifically directed to or otherwise made available for the benefit of the other party and subject to any obligation of confidentiality relating to such corporate opportunity). Each party may establish reasonable appropriate internal procedures and operations, including procedures which (subject to and consistent with Sections 2.04 and 2.12 and the right of the Investor Directors to vote upon any matter presented to the Board of Directors) are reasonably designed to protect potential opportunities during consideration by its Board of Directors.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   CHIRON CORPORATION,

                                   By   /s/ William J. Rutter
                                        -----------------------------------
                                        Name:
                                        Title:


                                   CIBA-GEIGY LIMITED

                                   By   /s/ Alex Krauer
                                        -----------------------------------
                                        Name:
                                        Title:

                                   By   /s/ John Cheesmond
                                        -----------------------------------
                                        Name:
                                        Title:


                                   CIBA-GEIGY CORPORATION

                                   By   /s/ McGraw
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                SCHEDULE 2.01 TO
                                                        THE GOVERNANCE AGREEMENT

                                  BOARD OF DIRECTORS

     Management Directors
     ---------------------
     William J. Rutter                       I
     Edward E. Penhoet                       II
     Jack W. Schuler                         III

     Independent Directors
     ---------------------
     Donald A. Glaser                        I
     Pieter J. Strijkert                     I
     Gilbert F. Amelio                       II
     Henri Schramek                          II
     Lewis W. Coleman                        III

                                                                      ANNEX A TO
                                                        THE GOVERNANCE AGREEMENT


               The Strategic Plan will address, among other items, (i) a market and technology/patent analysis (including at the strategic business unit level); (ii) a competitive analysis; (iii) an analysis of regulatory developments and potential impacts; (iv) an analysis of critical success factors and potential changes; (v) an analysis of strengths, weaknesses, opportunities and threats; (vi) a portfolio analysis; (vii) strategic objectives (financial and non-financial); (viii) key strategies, programs and resources (including product pipeline assessment/projections, partnerships, joint ventures, acquisitions and capital expenditures, etc.);
     (ix) an analysis of equity and debt financing and (x) financial strategic parameters (including income before interest and taxes and earnings per share for a minimum of three fiscal years and including sensitivities and nonfinancial strategic parameters (including milestones on product approvals, introductions, etc.) and risk assessment.